SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) January 12, 2000

                    BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


 Pennsylvania                       0-10822                25-1229323
(State of other jurisdiction   (Commission File Number)   (IRS Employer
  of incorporation)                                      Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)







Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.

          Biocontrol Technology, Inc. subsidiary, IDT, Inc., in conjunction with HemoCleanse, Inc., announced today that they have received FDA clearance to market the ThermoChem-HT System and related disposables. The ThermoChem-HT System has been developed clinically at Wake Forest University Baptist Medical Center since 1991 by Dr. Brian Loggie, a surgical oncologist, with correlative laboratory studies performed by Ronald Fleming, Pharm. D., an adjunct professor. It now is offered at the Medical Center as standard-of-care for the treatment of ovarian, gastrointestinal, and other tumors that have spread to the lining surface (peritoneum) of the abdomen and pelvis (peritoneal carcinomatosis, peritoneal mesothelioma, pseudomyxoma peritoneum).

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  January 12, 2000




                                               BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Investors                                              Media
Diane McQuaide                                         Susan Taylor
1.412.429.0673  phone                                  1.412.429.0673 phone
1.412.279.9690  fax                                    1.412.279.5041 fax



            BIOCONTROL SUBSIDIARY, IDT, RECEIVES FDA

          MARKETING CLEARANCE FOR THERMOCHEM-HT SYSTEMT


     Pittsburgh, PA - January 12, 2000 - Biocontrol Technology, Inc. (OTCBB:BICO) subsidiary, IDT, Inc., in conjunction with HemoCleanse, Inc., announced today that they have received FDA clearance to market the ThermoChem-HT SystemT and related disposables.

     The ThermoChem-HT System and disposables will now be available to hospitals and doctors nationwide to help standardize a revolutionary cancer treatment. This treatment has been developed clinically at Wake Forest University Baptist Medical Center since 1991 by Dr. Brian Loggie, a surgical oncologist, with correlative laboratory studies performed by Ronald Fleming, Pharm. D., an adjunct professor. It now is offered at the Medical Center as standard-of-care for the treatment of ovarian, gastrointestinal, and other tumors that have spread to the lining surface (peritoneum) of the abdomen and pelvis (peritoneal carcinomatosis, peritoneal mesothelioma, pseudomyxoma peritoneum).

     "We are very pleased with the clinical results that have been achieved using the combination of surgery, Intraperitoneal
Hyperthermia, and chemotherapy," said Dr. Loggie.

     The intended use of the ThermoChem-HT System is to raise the core temperature of the peritoneum to the desired targeted temperature in the 41 C (105.8 F) to 42 C (107.6 F) range by continuously lavaging the peritoneum with circulating sterile solution. Heating of the peritoneum can make the area more receptive to adjunct therapies physicians might choose, such as chemotherapy or natural biological agents.

     Glenn Keeling, CEO of IDT, stated, "The FDA clearance is a significant step. It reinforces our belief that by standardizing the IPH with the ThermoChem-HT System, this cancer treatment will be available to more patients." IDT is pursuing a strategic partnership as part of its overall marketing plan and continues to develop additional cancer treatment protocols to be submitted to the FDA.

     In addition, IDT is in the process of submitting clinical and technical data to a European Notified Body. This process will lead to the awarding of the CE Mark, which signifies that the device meets the requirements for distribution into the European community.

     In  an  agreement  with IDT, Biocontrol Technology,  Inc.,
which   is   an  FDA  approved  manufacturer  and  an  ISO   9000
manufacturing facility, is manufacturing the ThermoChem-HT System at its Indiana, PA facility.

     Biocontrol Technology has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. IDT, Inc., a subsidiary of Biocontrol also located in Pittsburgh, PA, holds exclusive worldwide marketing rights to the ThermoChem-HT System and related disposables for regional hyperthermia and the ThermoChem System and related disposables for whole body hyperthermia.






WEBSITE:  www.bico.com
INVESTOR RELATIONS NEWSLINE NUMBER:  1.800.357.6204